UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 18, 2014

FRESH HEALTHY VENDING INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-177305	45-2511250
(Commission File Number)	(IRS Employer Identification No.)

9650 Scranton Road, Suite 801, San Diego, CA 92121
(Address of Principal Executive Offices)

858-210-4200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Principal Officers; Election of Directors; Appointment of Principal Officers.

                Effective February 18, 2014, Alex Kennedy resigned as the Chief Financial Officer of Fresh Healthy Vending International, Inc. (the “Company”).  She will no longer serve as the Company’s principal financial officer or principal accounting officer.  She will continue to serve the Company as its Chief Executive Officer and Principal Executive Officer.

                Effective February 18, 2014, Mark E. Cole was appointed Chief Financial Officer of the Company. He will serve as the Company’s principal financial officer and principal accounting officer.

               Mr. Cole brings close to 25 years of financial leadership experience to Fresh Healthy Vending. From 2010 until joining Fresh Healthy Vending in an interim role as the VP of Finance in October 2013, Mr. Cole acted as interim Chief Financial Officer for several re-start and start-up companies including; Kidrobot, Inc., Backjoy, LLC and Malama Composites, LLC.  From 2006 through 2009, Cole served as the Vice President and Corporate Controller of Crocs, Inc., a hyper-growth designer and manufacturer of footwear.  After receiving a bachelor’s degree in business administration from San Diego State University in 1990, he spent eight years as an audit professional with Big 4 public accounting firms and later served as Managing Director for the CPA firm of Cole and Company.  His experience in private industry also includes serving as Vice President and Corporate Controller for Ashworth, Inc., a designer and manufacturer of apparel for the golf market.  He has experience in mergers and acquisitions, capital financing, turn-arounds and strategic planning. Mr. Cole has served as a Director for Westbridge Research Group since 2005.

                The Company also entered into an employment agreement with Mr. Cole dated February 18, 2014. The agreement has a one year term and can be terminated by either party with or without cause. The employment agreement provides that Mr. Cole will receive a base salary of $175,000, subject to annual adjustments. Mr. Cole will also be eligible to receive cash bonuses at the discretion of and based on performance criteria established by the Company’s board of directors.

                Pursuant to the Company’s 2013 Equity Incentive Plan, the Company also awarded Mr. Cole 120,000 shares of the Company’s common stock. The shares vest ratably over twelve months beginning on March 18, 2014. The foregoing is a summary description of Mr. Cole's employment terms and the description contained in this Item 5.02 is qualified in its entirety by reference to the employment agreement dated as of February 18, 2014,  a copy of which  is attached to this filing as Exhibit 10.1.

Item 8.01        Other Events.

            On February 18, 2014 Fresh Healthy Vending issued a press release announcing the appointment of Mark Cole as Chief Financial Officer of the company. A copy of that release is attached to this filing as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1     Employment Agreement, dated February 18, 2014, between Fresh Healthy Vending International, Inc. and Mark Cole

99.1     Press release, dated February 18, 2014, concerning the appointment of Mark Cole as the Chief Financial Officer of Fresh Healthy Vending International, Inc.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH HEALTHY VENDING INTERNATIONAL, INC.

Date: February 20, 2014	By:	/s/ Alex Kennedy
Alex Kennedy
Chief Executive Officer and Principal Executive Officer